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             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]




                                  May 29, 2001


AdvancePCS
5212 North O'Connor Boulevard
Suite 1600
Irving, Texas 75039

                 Re: AdvancePCS Registration Statement Form S-3

Ladies and Gentlemen:

         We have acted as counsel to AdvancePCS, a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-3, as may be amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the offering and sale from time to time by the Company of up to 5,700,000 shares (the "PRIMARY SHARES") of the Company's Class A common stock, par value $.01 per share ("COMMON STOCK"), and the offering and sale from time to time by Joseph Littlejohn & Levy Fund III, L.P. ("JLL") of up to 1,000,000 shares of Common Stock (the "JLL SECONDARY SHARES") and by David D. Halbert and Jon S. Halbert of up to an aggregate of 600,000 shares of Common Stock (the "HALBERT SECONDARY SHARES").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based on the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AdvancePCS
May 29, 2001
Page 2


         (1) When the Registration Statement relating to the Primary Shares has become effective under the Act and when issued, sold and delivered as described in the Registration Statement, the Primary Shares will be duly authorized, validly issued, fully paid and non-assessable.

         (2) When the Registration Statement relating to the JLL Secondary Shares has become effective under the Act, and when the JLL Secondary Shares have been issued to JLL in accordance with the terms of the Company's Second Amended and Restated Certificate of Incorporation upon conversion of shares of Class B common stock held by JLL, and when sold and delivered as described in the Registration Statement, the JLL Secondary Shares will be duly authorized, validly issued, fully paid and non-assessable.

         (3) When the Registration Statement relating to the Halbert Secondary Shares has become effective under the Act, and when the Halbert Secondary Shares have been issued and delivered to David D. Halbert and Jon S. Halbert as described in the Company's Amended and Restated Incentive Stock Option Plan and any applicable agreement in connection therewith, if applicable, and when sold and delivered as described in the Registration Statement, the Halbert Secondary Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of (i) the General Corporation Law of the State of Delaware and (ii) the Federal Laws of the United States of America.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.



                                  Very truly yours,

                                  /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.